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                                  EXHIBIT 99.1

                                                        LOCKHEED MARTIN [LOGO]

Corporate Headquarters
Corporate Policy Statement CPS-704
Revision No: 2
Effective: September 3, 2002
Copyright 2002 Lockheed Martin Corporation
Current policies and procedures are on the Lockheed Martin Intranet

International Consultants

Restrictions | Preliminary Legal Determination | Approval Procedure | Terms of Agreement | Payment of Fees and Expenses | Administration | General Applicability Statement | ( All Exhibits and Forms required by this policy are in the International Consultant Administration Manual)

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1.0 Policy

1.1 It is Lockheed Martin policy to contract for international consultants on a selective, as-needed basis and only after determining that the special expertise needed is not available within the Corporation. All international consultants must comply with the laws and regulations of the foreign countries in which they operate (except to the extent inconsistent with United States law) and the laws and regulations of the US, particularly the provisions of the Foreign Corrupt Practices Act (FCPA) (see CPS-730, Compliance with the Foreign Corrupt Practices
Act), the Consent Decree dated April 13, 1976 between Lockheed Corporation and the Securities and Exchange Commission, and the Consent Order dated June 23, 1978 between Lockheed Corporation and the Federal Trade Commission. (If there is a real or apparent inconsistency between the requirements of US and foreign law, the matter will be resolved by the Assistant General Counsel-International.)

1.2 It is Lockheed Martin policy that its consultants be bound by the applicable provisions of the Corporation's Code of Ethics and Business Conduct, Setting the Standard (the "Code").

1.3 The use of an individual or firm that has been convicted of a felony offense, or is debarred, suspended, proposed for debarment or otherwise ineligible for government procurement programs may affect the present responsibility of the Corporation in connection with government contracts and may impair the Corporation's ability to defend against certain types of legal actions. For these reasons, subject to any applicable law or regulation, Lockheed Martin will not knowingly retain as an international consultant any individual or firm that has been convicted of a felony offense in any jurisdiction or country, or is presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs. The element's senior executive may authorize an exception to these prohibitions following consultation with the corporate Assistant General Counsel-International.

1.4 It is Lockheed Martin policy that no payments will be made to, and no work for the Corporation will be done by, any international consultant as defined by this policy until a written agreement, approved as provided in this policy, has been executed by both parties. Refer to CMS-550, Accounting for Consultant Commissions and Other Costs, for appropriate accounting policy and procedures.

1.5 Violation of this policy, or the making of any commitment in violation of this policy, may result in disciplinary action, including termination of employment.

1.6 It is Lockheed Martin policy that, with respect to entities controlled (but not wholly-owned) by the Corporation (normally an ownership interest in excess of 50%), the Assistant General Counsel-International will ensure that policies substantially similar to this policy are adopted. With respect to entities in which the Corporation has a substantial

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(but not controlling) ownership interest, (i.e., 20%-50%), the Assistant General
Counsel-International will ensure that such entities have adopted appropriate controls and are taking the steps necessary to effect compliance with the requirements of this policy by all of their officers, employees, and consultants.

2.0 Definitions

International Consultant - An individual or firm possessing special knowledge, expertise, skill, or training which may be combined with operational experience. The capabilities possessed by a consultant are generally not available within the Corporation. For purposes of this policy, the term "international consultant" or "consultant" will include any agent, representative, broker, or any other person or firm by whatever name known, of US or any other nationality, who has or is likely to have contact with a foreign customer (including contact in the US) and is hired or otherwise retained to provide services directly related to obtaining, retaining, or facilitating business or business opportunities, including offset/countertrade commitments to foreign governments, in or with any foreign country or foreign firm by: (a) advising Lockheed Martin management in connection with business development, acquisition, or retention in such environment; or (b) representing Lockheed Martin in connection with sales efforts involving foreign customers, foreign firms, or foreign governments, except as specifically excluded in section 3.0 below.

     Note: In any instance where it is not clear whether an individual or firm is a consultant, the matter must be referred to the element's Legal department for determination.

Convicted - For the purposes of this policy, includes any plea (including pleas of nolo contendere, no contest or guilty), bail forfeiture, or verdict or finding of guilt, regardless of whether adjudication was withheld or any sentence or fine was imposed by the court.

Consultant Review Board (CRB) - The CRB is responsible for reviewing and approving proposed consultant arrangements that exceed the thresholds set forth in Exhibit C, Consultant Review Board/Consultant Review Committee Guidelines (CRB/CRC Guidelines). The composition of the CRB will be the Vice President Corporate Communications, Controller, Treasurer, and Associate General Counsel-Litigation & Compliance. A quorum will constitute three of the four CRB members. The corporate Director Consultant Services will serve as a nonvoting Executive Director.

Consultant Review Committee (CRC) - The CRC is responsible for reviewing and approving proposed consultant arrangements that exceed the thresholds set forth in the CRB/CRC Guidelines. The CRC also is responsible for approving corporate policies and procedures with respect to international consultants; approving the Corporation's standard terms and conditions for use in all consultant agreements; and establishing the CRB and CRC review thresholds. The composition of the CRC will be the Chief Financial Officer, General Counsel, and corporate Vice President Business Development. A business area Executive Vice President will participate on a rotating, non-conflict basis.

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Firm - A corporation, partnership, joint venture, or any other business entity.

Government Official - Any officer or employee of a government or any department, agency, or instrumentality thereof, or any person acting in an official capacity for or on behalf of such government or department, agency or instrumentality, or any official, employee, or person acting on behalf of a public international organization.

3.0 Exclusions

3.1 Domestic business development consultant services will be retained in accordance with CPS-703, Domestic Business Development Consultants.

3.2 An individual or firm that purchases products for resale is a distributor, not a consultant, and falls outside the scope of this policy. The determination that a distributor relationship is bona fide, and is not a consultant relationship, must be made by the element's Legal department.

3.3 An individual or firm performing proposal or contract support services under a services contract or services subcontract, including without limitation post-award services and offset-related services (collectively, "services contract"), is a services subcontractor, not a consultant. Such a services contract will always include a written statement of work whose achievement can be objectively verified in terms of a tangible delivered work product such as a product or component design, a technical proposal, editing or artwork, or other technical service.

          3.3.1 A services contract may not be entered into for the purposes of obtaining consultant services. A services contract will not be entered into with an individual or firm that is or, within the five years prior to the effective date of the services contract, has been a consultant for any Lockheed Martin entity, unless prior written approval is obtained from the Assistant General Counsel-International, for services contracts not in excess of $250,000 a year or $500,000 for any one (multi-year) contract; the CRB for services contracts in excess of these amounts, up to $1,000,000 a year or $2,000,000 for any one (multi-year) contract; and from the CRC for services contracts in excess of these amounts.

3.4 Persons or companies supplementing in-house skills on a temporary basis are not considered consultants. Contracts for such services will be processed in accordance with normal procurement procedures. Examples of such services are clerical, administrative, and housekeeping services, facilities and grounds maintenance, and equipment servicing.

3.5 Services performed by individuals requiring professional qualifications, such as certified public accountants, attorneys, architects, registered engineers, plant physicians, and nurses will be contracted for as specified in normal procurement and other applicable procedures. Legal services will be contracted for in accordance with CPS-701, Performance of Legal Activities. Purchases of outside accounting and related services, and all consulting services from Lockheed Martin's independent accountants will be

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contracted for in accordance with CPS-419, Control of Accounting Operations, and
Controller's Manual Statement CMS-010, Purchase of Outside Accounting and
Related Services.

4.0 Restrictions

4.1 No consultant will be a government official or an official of a political party or a candidate for political office.

4.2 No consultant will be an officer, director, employee, or "affiliate" (as that term is defined under the Securities Act of 1933) of any customer, unless such dual activity is permissible in the country involved and is approved in writing by the chief executive officer of such customer. The Director Consultant Services will maintain such written approval.

Note: The criteria set forth in 4.1 and 4.2 above apply to the owners, principal shareholders, officers, and active representatives of a consultant organization, or anyone in receipt of compensation from a consultant organization.

4.3 No payments to or agreements with any consultant will be made in violation of applicable US law, the law of the affected foreign country, or the Code.

4.4 No payment will be made and no other thing of value will be given to any consultant if there is reason to believe that, in connection with the consultant's performance under its agreement with Lockheed Martin or on Lockheed Martin's behalf, all or any portion of the payment or other thing of value will be offered, given or promised, directly or indirectly, to any government official or any political party or official thereof, or any candidate for political office. This prohibition will not apply to:

          (a) Reasonable provision for facilitating or expediting payments of money, gifts, or other things of value to government officials (except for US federal, state, or local officials) whose duties are essentially non-discretionary or clerical, where such payments or gifts are necessary to ensure or expedite performance of the official's duties (e.g., as specified in the FCPA, facilitating or expediting payments for routine governmental actions such as payments for expediting shipments through Customs or overseas phone calls, or to ensure police protection or mail delivery) and are not for the purpose of obtaining or retaining business for Lockheed Martin or directing business to any person. Such expediting payments are discouraged and may only be made where necessary to secure adequate performance of a service or action that Lockheed Martin is entitled to have performed in any case and that is necessary to the conduct of its business and where the conditions set forth in CPS-730, Exhibit B, Operational Directions, have been satisfied, or

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          (b) Furnishing meals, refreshments, entertainment, or transportation of reasonable value, or furnishing pictures, models of Lockheed Martin products of little or no intrinsic value, or other items of small dollar value marked with the Lockheed Martin logo that are distributed for advertising or commemorative purposes, where the conditions set forth in CPS-730, Exhibit E, Hospitality Guidelines, have been satisfied.

5.0 Preliminary Legal Determination

5.1 The Legal department of the element desiring to retain the prospective consultant, in conjunction with the corporate Legal department, is responsible for determining the legality of contracting with the prospective consultant.

5.2 The requester also must coordinate with the Director Consultant Services to ascertain whether the prospective consultant is already under agreement with the Corporation.

6.0 Approval Procedure

The actions required for the initial appointment or renewal of any international consultant are provided below. Actions that are optional for renewal of a consultant are marked with an asterisk (*).

Procedure

Element requesting the consultant services

          1. No later than 90 days prior to the desired appointment/renewal date, submit an appointment/renewal package to the proposed consultant with the following enclosures:

               (a) Form C-704-1, Application for International Consultant Appointment, or form C-704-2, Application for International Consultant Renewal, as applicable

               (b) *The Code, which in appropriate cases should be provided in the native language of the consultant

               (c) *Form C-704-3, International Consultant Letter of Appointment (optional)

               (d) *Form C-704-4, Disclaimer Letter, and

               (e) *Exhibit A, Lockheed Martin International Consultant Agreement, or Exhibit B, Lockheed Martin International Representative Agreement (collectively, "the Agreement"), as applicable, provided for information purposes only.

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          2. Prepare form C-704-6, Regional President's Recommendation - New
          International Consultant, or form C-704-7, Regional President's Recommendation - Renewal of International Consultant or Change in Product Coverage (collectively, "the Recommendation") as applicable, and submit it to the cognizant Regional President.

Cognizant Regional President

          3. Review, complete, and approve the Recommendation, ensuring that it fully justifies the retainer and/or commission recommended.

          4. *Perform a preliminary due diligence by meeting with the proposed consultant, visiting the proposed consultant's offices in the country where services would be performed, and obtaining an International Company Profile (ICP) from the US Embassy in that country (when available) or otherwise obtaining the US Embassy's evaluation of the consultant.

          5. Submit the completed Recommendation and ICP (or US Embassy evaluation), and other information deemed relevant or appropriate to the requesting element.

Requesting element's Legal department

          6. Review the due diligence. Obtain legal opinions from competent outside counsel (or use existing legal opinions that are deemed applicable and current [less than two years old]) that address the following:

                  (a) Whether the proposed agreement, including the proposed activities of the consultant as set forth in the Agreement, complies with local law

                  (b) Whether the specific compensation to be paid complies with local law and does not seem unreasonable or excessive

                  (c) Whether the proposed relationship with the consultant gives rise to concerns under local anti-bribery statutes and the FCPA, and

                  (d) Whether the proposed consultant could be considered to be a government official in that territory.

          7. *Check references listed by the consultant. As appropriate, consult with external companies working with the proposed consultant in the same or a related industry as an additional background check and to avoid potential conflicts of interest.

          8. Initiate form C-704-8, International Consultant Approval ("the Approval").

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          9.  *If the proposed consultant is a former Lockheed Martin employee, obtain the signature of the element's senior Human Resources executive or designee on the Approval. This approval verifies that there is no potential for improper employment practice and that the provisions of CPS-524, Re-employing or Obtaining the Services of Retired Salaried Personnel, are observed when applicable.

          10. Provide the Approval and the appointment package to the Director Consultant Services, who will review the package for completeness and forward the completed package to the Assistant General
          Counsel-International.

Assistant General Counsel-International

          11. Coordinate with the requesting element's Legal department to complete the due diligence background check on the proposed consultant, including:

                  (a) Reviewing the legal opinion from outside counsel, confirming that the Agreement with the proposed consultant is lawful and that the proposed level of compensation is reasonable, given the expected norms for the product and country

                  (b) Reviewing the relevant corporate policies and procedures to confirm that retention of the proposed consultant would be in compliance with corporate direction

                  (c) Reviewing legal compliance in order to confirm that retention of the proposed consultant would be consistent with the FCPA and other applicable US and local law requirements, including disclosure requirements such as those in Part 130 of the International Traffic in Arms Regulations (ITAR)

                  (d) Evaluating the character of the proposed consultant to confirm that the consultant appears to be of high integrity and is likely to comply with the requirements of the Code. This evaluation will include a personal interview with and briefing of the consultant to ensure that the consultant fully understands and agrees to comply with the Code, the FCPA, and other applicable US and foreign legal requirements. At the conclusion of the briefing, have the consultant sign form C-704-9, International Consultant Compliance Acknowledgment, with respect to such requirements, and

                  (e) Reviewing the Corporation's standard terms and conditions with the proposed consultant, including contract negotiation as required.

Corporate Director Consultant Services

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          12. Obtain the signatures of the following corporate staff or designees on the Approval form:

                    (a) Director Industrial Participation, if the proposed consultant services will involve or affect offset/countertrade agreements.

                    (b) Vice President Washington Operations, if the consultant will interface with Lockheed Martin's Washington DC-based customer community as described in CPS-045, Washington Operations.

                    (c) Treasurer, if the consultant will provide customer financing.

                    (d) Assistant General Counsel-International.

                    (e) Vice President International Operations.

                    (f) Vice President Business Development.

Assistant General Counsel-International

          13. Upon satisfactory completion of the due diligence, and any necessary coordination with the element's Legal department, prepare the Agreement, using Exhibit A when compensation will be by retainer, or Exhibit B when compensation will be by commission.

          Note: All Agreements with consultants will be written in the name of Lockheed Martin Overseas Corporation (LMOC). The Assistant General Counsel-International will ensure that the Agreement is in accordance with the applicable corporate policies and procedures.

CRB Executive Director

          14. Submit any Agreement that exceeds the thresholds set forth in the CRB/CRC Guidelines for the review and approval of the CRB or CRC as required.

          Note: The Assistant General Counsel-International or corporate Vice President International Operations also may elect to refer any proposed Agreement (including those under CRB/CRC thresholds) for CRB/CRC review for any reason. The CRB Executive Director will notify the appropriate business area Vice President and General Counsel of any proposed Agreement that will be submitted to the CRB/CRC.

Corporate Director Consultant Services

          15. Forward the Agreement to the proposed consultant for signature and, upon return, to the LMOC President or delegatee for execution.

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Corporate Vice President Business Development or designee

     16. Notify the designated agreement monitor of his or her duties and responsibilities. Give the monitor a copy of Exhibit D, Agreement Monitor Guidelines.

7.0 Terms of Agreement

7.1 Statement of Work and Agreement Monitor. The Agreement must set forth a precise statement of work, including deliverable items such as documented analyses, reports, or other materials. The Agreement will identify the Lockheed Martin employee who has been designated by the element to serve as the agreement monitor.

7.2 Consultant Compensation. Compensation for services to be performed by the consultant must be reasonable and consistent with compensation for similar work within the industry or field of technology in the country where such services are to be performed and must be permissible under local law. The total corporate commitment for retainer fees and expenses or commissions to any entity or individual for consulting services will be approved in accordance with the CRB/CRC Guidelines.

7.3 Consultant Expense Reimbursement. The Agreement must require that the agreement monitor personally approve in writing in advance any extraordinary expenditures, such as travel by the consultant to a facility in the US. The consultant's travel and subsistence expense records must be documented with an explanation of each trip's purpose and itinerary with pre-authorization to travel. Reimbursement for domestic air and rail travel is limited to economy coach accommodations. Reimbursement for international air travel is limited to business class. The consultant is required to attach receipts for such expenditures to invoices in a form satisfactory to the agreement monitor and to the LMOC Controller. The consultant must strictly observe the applicable prohibitions relating to the entertainment of military and government officials and the prohibitions against giving anything of value to such officials.

7.4 Ethics. The Director Consultant Services will retain the Code acknowledgment card in the consultant's file. If the Code is revised at any time during the term of the Agreement, a copy of the revised Code will be furnished to the consultant. A clause in the Agreement must state that by execution of the Agreement the consultant warrants that the consultant has received a copy of, and will comply with, the Code.

     7.4.1 Further, it is the Corporation's policy, to the extent reasonably possible, that the consultant will receive at least one hour of training concerning the Code and associated business conduct policies by an authorized representative of the Corporation on an annual basis. This training will be as directed by the corporate Vice President Ethics and Business Conduct. The agreement monitor will ensure the consultant has received such annual ethics training as evidenced by a signed acknowledgment form forwarded to the Director Consultant Services for filing.

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7.5 Duration of Agreement and Expiration or Termination. The Agreement will state its duration in terms of a commencement date and an ending date, for a term not to exceed two years, unless otherwise approved by the CRC or CRB. The Agreement must contain a clause permitting Lockheed Martin to terminate the Agreement without cause and with 60 days or less notice, and limit Lockheed Martin's liability to fees earned and expenses incurred to the date of termination. The Agreement also must contain a clause stating that the Agreement will terminate immediately and all payments that are due or have been made under the Agreement will be forfeited if, in the rendering of services, illegal payments are made, or any part of the fee or expenses payable under the Agreement is used for an illegal purpose, or paid to a third party with the knowledge that the money will be used for an illegal purpose, or conduct is engaged in that is in violation of local foreign law or the laws of the US, including specifically the FCPA, the ITAR, and the US antiboycott laws. In this regard, the consultant will be required upon execution of the Agreement to furnish representations and warranties that:

     (a) No payments or gifts have been or will be made, offered, or promised to improperly influence foreign officials

     (b) No foreign official has any legal or beneficial interest in such business or in any commission or payment Lockheed Martin makes

     (c) The consultant will disclose to Lockheed Martin any payment of, or offer to pay, political contributions, fees, or commissions pursuant to
     Part 130.12 of the ITAR, and

     (d) The consultant is fully qualified to assist Lockheed Martin under US and applicable foreign law and has complied with any applicable registration and licensing requirements.

Breach of any such warranties will be cause for termination of the Agreement.

7.6 Independent Contractor. All Agreements will contain a provision making the consultant an independent contractor and clearly prohibiting the consultant from making any binding commitments on behalf of Lockheed Martin.


7.7 Consultant Certifications. The Agreement will contain the following:

     (a) A clause to the effect that the consultant has not been convicted of, or within the past five years charged with, any felony offense in any jurisdiction or country, and is not presently listed by any government agency as debarred, suspended, proposed for debarment, or otherwise ineligible for government procurement programs. If the consultant is a firm, the representations and certifications will apply not only to the individual(s) who will be performing the consulting services but also to the principal officers and owners of the firm

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     (b) A clause where the consultant agrees that in performance of the
     Agreement he or she will comply with applicable laws and regulations of the US and the Territory (except to the extent inconsistent with US laws and regulations), and will not make or permit to be made or knowingly allow a third party to make any improper payments, or to perform an unlawful act. To that end, the consultant will execute the Consultant Certifications attached to the Agreement, and agree to furnish such further certifications as may be required from time to time. Failure or refusal to promptly furnish any required certificate or disclosure upon request from Lockheed Martin will be the basis for immediate termination of the Agreement, and

     (c) Such other terms and conditions as are required and approved by the Assistant General Counsel-International or the element's Legal department.

8.0 Payment of Fees and Expenses

The actions required for the authorization and payment of consulting fees, commissions, and/or reimbursable expenses are provided below. No element may make any payment to a consultant without LMOC authorization as described below.

Procedure

Consultant

     1. Submits the following to the Agreement Monitor:

          (a) An invoice substantially in the form as set forth in form C-704-11, International Invoice for Retainer/Fees/Expenses, or form C-704-12, International Invoice for Commission/Success Fee

          (b) Required receipts, and

          (c) Form C-704-13, International Consultant Activity Report (the "Activity Report") that correlates work product with payment requested. Even though activities may involve highly classified or highly sensitive matters, a meaningful non-classified Activity Report is required in order to substantiate payment.

Agreement Monitor (or individual delegated this authority in writing for purposes of approving invoices)

     2. Review the Activity Report, invoice, and receipts to verify that services have been properly rendered, documented, and supported. Upon satisfactory completion of these verifications, sign the Activity Report, signifying approval for payment, and provide the Activity Report, invoice, and receipts to Consultant Services.

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Consultant Services (on behalf of LMOC)

     3. Verify that: (a) the Activity Report and invoice bear the signature of the consultant and have agreement monitor approval; and (b) the name and address on the invoice, bank/wire transfer instructions, and period of performance are consistent with the Agreement. Upon satisfactory completion of these verifications, authorize payment of the invoice.

Lockheed Martin element retaining the consultant services

     4. Upon receipt of authorization from Consultant Services, pay the consultant through the element's normal disbursement channels.

     Note: All payments to a consultant will be made by check or wire transfer to an account in the name of the consultant in the country where a substantial portion of the related services are performed or the country from which the consultant normally conducts business, except where specifically approved in writing by the Assistant General
     Counsel-International or the CRB.

9.0 Administration

9.1 The corporate Vice President Internal Audit will ensure that the international consultant review and approval process is audited at least annually.

9.2 The Director Consultant Services will maintain the International Consultant Administration Manual.

9.3 The Regional President, agreement monitor, and Vice President Washington Operations or designee (if the consultant has contact with Congress or the Washington DC-based Executive Branch) must, on at least an annual basis, provide a written evaluation of the consultant, using form C-704-10, International Consultant Evaluation. These Evaluations will be reviewed by the corporate Vice President Business Development and the Assistant General Counsel-International.

9.4 The following documents will be retained for six years from the date of final payment under the Agreement or until audit activities are completed, whichever is later:

     Documents                            Retained by
     ---------                            -----------

     Signed original Agreement,           Corporate Director Consultant Services
     certifications, disclosures, and
     forms

     Consultant payment information,      Lockheed Martin element retaining the
     invoices, and supporting documents   consultant services

     Consultant work product, including   Agreement Monitor

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     reports, presentations, and
     related documents

9.5 It is the continuing responsibility of the agreement monitor to be aware of all Agreement terms and conditions (including the stated expiration date of the Agreement), and all applicable provisions of this policy. If it is intended to renew or extend the Agreement, the monitor must begin this process in a timely manner to avoid the possibility of the consultant having to stop work until the Agreement extension or renewal contract is finalized.

/s/ Frank H. Menaker, Jr.
General Counsel